Exhibit 99.1

Ampio Provides Litigation Update
Reports Settlement in Principle of Certain Pending Legal Actions

ENGLEWOOD, Colo., January 11, 2024 – Ampio Pharmaceuticals, Inc. (NYSE American: AMPE) (the “Company” or “Ampio”), a pre-revenue stage biopharmaceutical company focused on development of a potential treatment for osteoarthritis as part of its OA-201 program, today announced that it has reached settlements in principle in the pending securities fraud class action, Case Number 22-cv-2105-WJM-MEH (the “Securities Class Action”), and the pending consolidated derivative actions in the United States District Court for the District of Colorado, Case Number 22-cv-2803-KLM (the “Consolidated Derivative Actions”). The settlements are subject to various conditions, including confirmatory discovery in the Securities Class Action, negotiation and execution of the full settlement agreements and obtaining court approval in each action. On January 9, 2024, the Company along with the other parties to each case filed status reports in both the Securities Class Action and the Consolidated Derivative Actions, advising the respective courts of the status of the settlements in principle. The settlement of the Consolidated Derivative Actions is supported by the plaintiff in the pending Colorado state court derivative action, Case Number 2023CV30287, as well as two stockholders who previously submitted pre-litigation demand letters to the Company’s Board of Directors.

Ampio currently expects the amount to be paid in both settlements, including related defense costs, will be covered by, and within the limits of, its D&O insurance policy. The settlements in principle do not constitute any admission of fault, wrongdoing or liability as to the Company or any other defendant. While the timing of completion of the settlement agreements and filing motions to seek court approvals are uncertain, the Company will be endeavoring to finalize and execute the settlement agreements and have motions for preliminary approval submitted to the relevant courts within the next 120 days. If finally approved by the relevant courts, the settlements will result in the dismissal with prejudice of all of the pending actions and the withdrawal of the two stockholder pre-litigation demands.

The Company has provided disclosure relating to these legal matters in its periodic reports on Forms 10-K and 10-Q throughout the pendency of these actions. The settlements in principle do not affect the ongoing investigation by the Securities and Exchange Commission, which also was previously reported by the Company in its periodic reports on Forms 10-K and 10-Q. Ampio intends to continue to cooperate fully with the SEC.

About Ampio Pharmaceuticals, Inc.

Located in Englewood, Colorado, Ampio Pharmaceuticals, Inc. (NYSE American: AMPE) is focused on development of a potential treatment for osteoarthritis as part of its OA-201 program. The OA-201 development program is seeking to advance Ampio’s unique and proprietary small molecule formulation through pain and chondroprotection preclinical studies to the next phases of drug development to address the large and attractive opportunity for treatment of osteoarthritis of the knee (“OAK”) and other joints.

Caution Regarding Forward-Looking Statements

All statements other than statements of historical facts contained in this letter, including statements regarding the adequacy of insurance coverage for the costs of defense and settlement, finalizing of the settlement agreements, and timing of the filing of motions for preliminary court approval (and later final court approval), are forward-looking statements. Words such as “may”, “will”, “should”, “forecast”, “could”, “expect”, “suggest”, “believe”, “estimate”, “continue”, “anticipate”, “intend”, “ongoing”, “opportunity”, “potential”, “predicts”, “seek”, “plan,” or similar words, or the negatives of such terms or other variations on such terms or comparable terminology, typically identify forward-looking statements. There can be no assurance that the settlements in principle of the pending actions and stockholder demands described in this press release will be finalized or approved by the respective courts, or that the settlements will be completed as currently proposed, or at any particular time.

Forward-looking statements are based on certain assumptions and expectations of future events and trends that are subject to risks and uncertainties including: (i) the settlements in principle of the pending actions and stockholder demands are subject to a number of conditions, including the execution and delivery of definitive settlement agreements reflecting the terms of the settlements in principle, obtaining preliminary court approval of the settlements, providing notice to stockholders of the proposed settlements, and obtaining final, non-appealable approvals by the respective courts; (ii) the timing of any final decision by any of the respective courts is subject to the discretion of such court and any potential appeal; (iii) if defense costs or the amounts associated with the settlements of the pending actions and stockholder demands exceed Ampio’s current expectation, its insurance coverage may not be adequate to cover the amounts incurred by the Company including as a result of its indemnification obligations to its current and former officers and directors; and (iv) other risks described in “Risk Factors” and elsewhere in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and subsequent periodic reports filed with the SEC.

We undertake no obligation to update or revise publicly any forward-looking statements to reflect events or circumstances after the date of such statements for any reason, except as otherwise required by law.

For more information, contact:

Ampio Pharmaceuticals, Inc.

Michael A. Martino

Chief Executive Officer

mmartino@ampiopharma.com